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                           Bylaws of
                      PP&L Resources, Inc.


                        Table of Contents

Section                                                       Page


Article I:    Offices and Fiscal Year

Section 1.01  Registered Office................................ 1
Section 1.02  Other Offices.................................... 1
Section 1.03  Fiscal Year...................................... 1

Article II:   Notice - Waivers - Meetings Generally
Section 2.01  Manner of Giving Notice.........................  1
Section 2.02  Notice of Meetings of Board of Directors........  2
Section 2.03  Notice of Meetings of Shareholders..............  2
Section 2.04  Waiver of Notice................................  3
Section 2.05  Modification of Proposal Contained in Notice....  3
Section 2.06  Exception to Requirement of Notice..............  3
Section 2.07  Use of Conference Telephone and Similar
              Equipment.......................................  4

Article III:  Shareholders
Section 3.01  Place of Meeting................................  4
Section 3.02  Annual Meeting..................................  4
Section 3.03  Special Meetings................................  4
Section 3.04  Quorum and Adjournment..........................  5
Section 3.05  Action by Shareholders..........................  5
Section 3.06  Organization....................................  6
Section 3.07  Voting Rights of Shareholders...................  6
Section 3.08  Voting and Other Action by Proxy................  6
Section 3.09  Voting by Fiduciaries and Pledgees..............  7
Section 3.10  Voting by Joint Holders of Shares...............  7
Section 3.11  Voting by Corporations..........................  8
Section 3.12  Determination of Shareholders of Record.........  8
Section 3.13  Voting Lists....................................  9
Section 3.14  Judges of Election..............................  9
Section 3.15  Minors as Securityholders....................... 10
Section 3.16  Nominations for Election of Directors........... 10
Section 3.17  Other Business to be Transacted................. 11

Article IV:   Board of Directors
Section 4.01  Powers; Personal Liability...................... 12
Section 4.02  Qualifications and Selection of Directors....... 13
Section 4.03  Number and Term of Office....................... 13
Section 4.04  Vacancies....................................... 14
Section 4.05  Removal of Directors............................ 14
Section 4.06  Place of Meetings............................... 15
Section 4.07  Organization of Meetings........................ 15
Section 4.08  Regular Meetings................................ 15
Section 4.09  Special Meetings................................ 15
Section 4.10  Quorum of and Action by Directors............... 15
Section 4.11  Executive and Other Committees.................. 16
Section 4.12  Compensation.................................... 17

Article V:    Officers
Section 5.01  Officers Generally.............................. 17
Section 5.02  Election, Term of Office and Resignations....... 17
Section 5.03  Subordinate Officers, Committees and Agents..... 18
Section 5.04  Removal of Officers and Agents.................. 18
Section 5.05  Vacancies....................................... 18
Section 5.06  Authority....................................... 18
Section 5.07  The Chairman and Vice Chairman of the Board..... 18
Section 5.08  The President................................... 19
Section 5.09  The Vice Presidents............................. 19
Section 5.10  The Secretary................................... 19
Section 5.11  The Treasurer................................... 19
Section 5.12  Salaries........................................ 19

Article VI:   Certificates of Stock, Transfer, Etc.
Section 6.01  Share Certificates.............................. 20
Section 6.02  Issuance........................................ 20
Section 6.03  Transfer........................................ 20
Section 6.04  Record Holder of Shares......................... 20
Section 6.05  Lost, Destroyed or Mutilated Certificates....... 21

Article VII:  Indemnification of Directors, Officers and Other
              Authorized Representatives
Section 7.01  Indemnification of Directors and Officers....... 21
Section 7.02  Indemnification of Persons Not Indemnified
              Under Section 7.01.............................. 22

Article VIII: Miscellaneous
Section 8.01  Corporate Seal................................. 25
Section 8.02  Checks......................................... 25
Section 8.03  Contracts...................................... 25
Section 8.04  Interested Directors or Officers; Quorum....... 25
Section 8.05  Deposits....................................... 26
Section 8.06  Corporate Records.............................. 26
Section 8.07  Amendment of Bylaws............................ 26


                            BYLAWS
                              OF
                     PP&L RESOURCES, INC.
            (a Pennsylvania Registered Corporation)


                    (as amended and restated
                    by the sole shareholder,
                    effective April 27, 1995)

_________________________________________________________________

                           ARTICLE I

                      Offices and Fiscal Year

	Section 1.01. Registered Office. The registered office of the corporation in the Commonwealth of Pennsylvania shall be at Two North Ninth Street, Allentown, PA 18101-1179, until otherwise established by an amendment of the articles of incorporation (the "articles") or by the board of directors and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law.

	Section 1.02. Other Offices. The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the corporation may require.

	Section 1.03.  Fiscal Year.  The fiscal year of the
corporation shall begin on the 1st day of January in each year.


                          ARTICLE II

              Notice - Waivers - Meetings Generally

	Section 2.01.  Manner of Giving Notice.

	(a) General Rule. Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission to the address (or to the telex, TWX, facsimile or telephone number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of facsimile transmission when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

	(b) Bulk Mail. Notice of any regular or special meeting of the shareholders, or any other notice required by the Business Corporation Law or by the articles or these bylaws to be given to all shareholders or to all holders of a class or series of shares, may be given by any class of postpaid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

	(c) Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.03.

	Section 2.02. Notice of Meetings of Board of Directors. Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

	Section 2.03.  Notice of Meetings of Shareholders.

	(a) General Rule. Except as otherwise provided in Section 2.01(b), written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa.C.S. Chapter 19 or (2) five days prior to the day named for the meeting in any other case. If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

	(b) Notice of Action by Shareholders on Bylaws. In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

	(c) Notice of Action by Shareholders on Fundamental Change. In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa.C.S. Chapter 19, each shareholder shall be given, together with written notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 19.

	(d) Notice of Action by Shareholders Giving Rise to Dissenters Rights. In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters rights under the provisions of 15 Pa.C.S. Subchapter 15D, each shareholder shall be given, together with written notice of the meeting:

	(1) a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters rights); and

	(2)  a copy of Subchapter 15D.

	Section 2.04.  Waiver of Notice.

	(a) Written Waiver. Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

	(b) Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

	Section 2.05. Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

	Section 2.06.  Exception to Requirement of Notice.

	(a) General Rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

	(b) Shareholders Without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

	Section 2.07. Use of Conference Telephone and Similar Equipment. Any director may participate in any meeting of the board of directors, and the board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                            ARTICLE III

                           Shareholders

	Section 3.01.  Place of Meeting.  All meetings of the
shareholders of the corporation shall be held at the registered office of the corporation or such other place as may be designated by the board of directors in the notice of a meeting.

	Section 3.02. Annual Meeting. The board of directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the fourth Wednesday in April in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 1:30 o'clock P.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

	Section 3.03. Special Meetings. Special meetings of the shareholders may be called at any time by the chairman of the board, if there be one, or by resolution of the board of directors, which may fix the date, time and place of the meeting.
 If the chairman of the board or the board does not fix the date, time or place of the meeting, it shall be the duty of the secretary to do so. A date fixed by the secretary shall not be more than 60 days after the date of the receipt of the request from the chairman of the board or adoption of the resolution of the board calling the special meeting.

	Section 3.04.  Quorum and Adjournment.

	(a) General Rule. A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

	(b) Withdrawal of a Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

	(c) Adjournments Generally. Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.

	(d) Electing Directors at Adjourned Meeting. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

	(e) Other Action in Absence of Quorum. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

	Section 3.05.  Action by Shareholders.

	(a) Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

	(b)  Except as otherwise provided in the Business
Corporation Law or the articles or these bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.

	Section 3.06. Organization. At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The secretary or an assistant secretary, or, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

	Section 3.07. Voting Rights of Shareholders. Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

	Section 3.08.  Voting and Other Action by Proxy.

	(a)  General Rule.

	  (1) Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

	  (2) The presence of, or vote or other action at a meeting of shareholders by, a proxy of a shareholder shall constitute the presence of, or vote or action by, the shareholder.

	  (3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

	(b) Execution and Filing. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the secretary of the corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

	  (1) may be treated as properly executed for purposes of this subsection; and

	  (2) shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

	(c) Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.

	(d) Expenses. The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

	Section 3.09. Voting by Fiduciaries and Pledgees. Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

	Section 3.10.  Voting by Joint Holders of Shares.

	(a) General Rule. Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

	  (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

	  (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

	  (b) Exception. If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

	Section 3.11.  Voting by Corporations.

	(a) Voting by Corporate Shareholders. Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

	(b) Controlled Shares. Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

	Section 3.12.  Determination of Shareholders of Record.

	(a) Fixing Record Date. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determi-nation of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

	(b) Determination When a Record Date is Not Fixed. If a record date is not fixed:

	  (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

	  (2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

	(c) Certification by Nominee. The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

	Section 3.13.  Voting Lists.

	(a) General Rule. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that if the corporation has 5,000 or more shareholders, in lieu of the making of the list, the corporation may make the information therein available at the meeting by any other means.

	(b) Effect of List. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

	Section 3.14.  Judges of Election.

	(a) Appointment. In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

	(b) Vacancies. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

	(c) Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

	(d) Report. On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

	Section 3.15. Minors as Securityholders. The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

	Section 3.16. Nominations for Election of Directors. Except as otherwise provided in or fixed by or pursuant to the provisions of Article V of the articles of incorporation, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice (meeting the requirements hereinafter set forth) of such shareholder's intent to make such nomination or nominations has been given by the shareholder and received by the secretary of the corporation in the manner and within the time specified by this Section. The notice shall be delivered to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 75 days in advance of the date of such meeting; provided, however, that in the event that less than 85 days' notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholders to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the earlier of
(A) the seventh day following the date on which notice of such meeting is first given to shareholders or (B) the fourth day prior to the meeting. In lieu of delivery to the secretary, the notice may be mailed to the secretary by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the secretary. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had proxies been solicited with respect to such nominee by the management or board of directors of the corporation; and (e) the consent of each nominee to serve as a director of the corporation if so elected. If a judge or judges of election shall not have been appointed pursuant to these bylaws, the presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the procedures of this Section and, in such event, the nomination shall be disregarded. Any decision by the presiding officer of the meeting made in good faith shall be conclusive and binding upon all shareholders of the corporation for any purpose.

	Section 3.17. Other Business to be Transacted. Except as otherwise provided in Section 3.16 of these bylaws, at any annual meeting or special meeting of shareholders, only such business as is properly brought before the meeting in accordance with this Section may be transacted. To be properly brought before any meeting, any proposed business that is to be brought pursuant to this Section must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or
(iii) in the case of an annual meeting of shareholders, otherwise properly brought before the meeting by a shareholder (x) who is a shareholder of record on the date of giving notice provided for in these bylaws and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (y) who complies with the notice provisions set forth in this Section.
For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to the secretary of the corporation not later than 75 days in advance of the date of such meeting; provided, however, that in the event that less than 85 days' notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholders to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. In lieu of delivery to the secretary, the notice may be mailed to the secretary by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the secretary. A shareholder's notice to the secretary of the corporation, as required by this Section, shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business,
(iii) the class, series and number of shares of the corporation's stock which are beneficially owned by the shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder in such business, (v) all other information which would be required to be included in a proxy statement or other filing required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting of shareholders to bring such business before the meeting. Except as provided in Section 3.16 of these bylaws, notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any shareholders of any business properly brought before any such meeting. The presiding officer of a meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Any decision by the presiding officer of the meeting made in good faith shall be conclusive and binding upon all shareholders of the corporation for any purpose.

                           ARTICLE IV

                       Board of Directors

	Section 4.01.  Powers; Personal Liability.

	(a) General Rule. Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

	(b)  Personal Liability of Directors.

	  (1) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

	  (2) Any amendment or repeal of this Section 4.01 which has the effect of increasing directors' liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption.

(The provisions of this subsection (b) were first adopted by the shareholders of the corporation effective April 27, 1995.)

	Section 4.02.  Qualifications and Selection of Directors.

	(a) Qualifications. Each director of the corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation.

	(b) Election of Directors. In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

	Section 4.03.  Number and Term of Office.

	(a) Number. The board of directors shall consist of such number of directors, not less than six nor more than twenty, as may be determined from time to time by resolution of the board of directors.

	(b) Resignation. Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

	(c) Classification of Directors. Except as otherwise provided in or fixed by or pursuant to the articles of incorporation, the board of directors shall be divided into three classes as nearly equal in number as may be. The initial term of office of each director in the first class shall expire at the annual meeting of shareholders in 1996; the initial term of office of each director in the second class shall expire at the annual meeting of shareholders in 1997; and the initial term of office of each director in the third class shall expire at the annual meeting of shareholders in 1998. At each annual election commencing at the annual meeting of shareholders in 1996 and thereafter, the successors to the class of directors whose term expires at that time shall be elected to hold office for a term of three years to succeed those whose term expires, so that the term of one class of directors shall expire each year. Each director shall hold office for the term of which he or she is elected or appointed and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her earlier death, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal in number as may be.

	Section 4.04.  Vacancies.

	(a) General Rule. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

	(b) Action by Resigned Directors. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

	Section 4.05  Removal of Directors.

	(a) Removal by the Shareholders. Any director may be removed from office, but only (i) for cause, and (ii) upon the affirmative vote of the shareholders entitled to cast at least two-thirds of the votes which all shareholders would be entitled to cast at any annual election of directors and upon any additional vote of shareholders that may be required by law. In case one or more directors are so removed, new directors may be elected at the same meeting. The repeal of a provision of the articles or bylaws prohibiting, or the addition of a provision to the articles or bylaws permitting, the removal by the shareholders of a director without assigning any cause shall not apply to any incumbent director during the balance of the term for which the director was selected.

	(b) Removal by the Board. The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

	Section 4.06. Place of Meetings. Meetings of the board of directors may be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

	Section 4.07. Organization of Meetings. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

	Section 4.08. Regular Meetings. Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

	Section 4.09. Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman or by two or more of the directors.

	Section 4.10.  Quorum of and Action by Directors.

	(a) General Rule. A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

	(b) Action by Written Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

	(c) Notation of Dissent. A director of the corporation who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting.
The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

	Section 4.11.  Executive and Other Committees.

	(a) Establishment and Powers. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

	  (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation
Law.

	  (2) The creation or filling of vacancies in the board of directors.

	  (3)  The adoption, amendment or repeal of these bylaws.

	  (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

	  (5) Action on matters committed by a resolution of the board of directors to another committee of the board.

	(b) Alternate Committee Members. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

	(c) Term. Each committee of the board shall serve at the pleasure of the board.

	(d) Committee Procedures. The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.

	Section 4.12. Compensation. The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

                            ARTICLE V

                            Officers

	Section 5.01.  Officers Generally.

	(a) Number, Qualifications and Designation. The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who may be officers of the corporation. Any number of offices may be held by the same person.

	(b) Bonding. The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

	(c) Standard of Care. In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)), for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles of incorporation, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

	Section 5.02.  Election, Term of Office and Resignations.

	(a) Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

	(b) Resignations. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

	Section 5.03. Subordinate Officers, Committees and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

	Section 5.04. Removal of Officers and Agents. Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

	Section 5.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

	Section 5.06.  Authority.

	(a) General Rule. All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

	(b) Chief Executive Officer. The chairman of the board or the president, as designated from time to time by the board of directors, shall be the chief executive officer of the corporation.

	Section 5.07. The Chairman and Vice Chairman of the Board. The chairman of the board or in the absence of the chairman, the vice chairman of the board, or in the absence of a chairman or vice chairman of the Board, a chairman appointed at the meeting, shall preside at meetings of the shareholders and of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors.

	Section 5.08. The President. The president shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors and the chairman of the board, if the chairman is not also the president. The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors and the chairman of the board, if the chairman is not also the president.

	Section 5.09. The Vice Presidents. The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president.

	Section 5.10. The Secretary. The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

	Section 5.11. The Treasurer. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in banks or other places of deposit; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

	Section 5.12. Salaries. The salaries or other compensation of the officers elected by the board of directors shall be fixed from time to time by the board of directors or in such manner as the board of directors shall from time to time provide. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

                               ARTICLE VI

                  Certificates of Stock, Transfer, Etc.

	Section 6.01.  Share Certificates.

	(a) Form of Certificates. Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the corporation is authorized to issue shares of more than one class or series, certificates for shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

	(b) Share Register. The share register or transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

	Section 6.02. Issuance. The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued.
They shall be executed in such manner as the board of directors shall determine.

	Section 6.03. Transfer. Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.

	Section 6.04. Record Holder of Shares. The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

	Section 6.05. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                            ARTICLE VII

              Indemnification of Directors, Officers
               and Other Authorized Representatives

  (The provisions of this Article VII were first adopted by the shareholders of the corporation effective April 27, 1995.)

	Section 7.01.  Indemnification of Directors and Officers.

	(a) Right to Indemnification. Except as prohibited by law, every director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "action"). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of the corporation to the extent the board of directors at any time denominates such person as entitled to the benefits of this Section 7.01. As used herein, "expense" shall include fees and expenses of counsel selected by such person; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

	(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 7.01 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the corporation would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

	(c) Insurance and Funding. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 7.01. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

	(d) Non-Exclusivity; Nature and Extent of Rights. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.

	Section 7.02.  Indemnification of Persons Not Indemnified
Under Section 7.01.

	(a) The provisions of this Section 7.02 are applicable only to employees and other authorized representatives of the corporation who are not entitled to the benefits of Section 7.01 pursuant to either the terms of Section 7.01 or a resolution of the board of directors of the corporation.

	(b) Employees; Third Party Actions. The corporation shall indemnify any employee of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an authorized representative of the corporation (which, for the purposes of this Section 7.02, shall mean an employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

	(c) Employees; Derivative Actions. The corporation shall indemnify any employee of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an authorized representative of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

	(d) Other Authorized Representatives. To the extent that an authorized representative of the corporation who is not an employee of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (b) and (c) of this Section 7.02 or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Such an authorized representative may, at the discretion of the corporation, be indemnified by the corporation in any other circumstances and to any extent if the corporation would be required by subsections (b) and (c) of this
Section 7.02 to indemnify such person in such circumstances and to such extent if such person were or had been an employee of the corporation.

	(e) Procedure for Effecting Indemnification. Indemnification under subsections (b), (c) or (d) of this Section
7.02 shall be made when ordered by a court (in which case the expenses, including attorneys' fees, of the authorized representative in enforcing such right of indemnification shall be added to and be included in the final judgment against the corporation) or shall be made upon a determination that indemnification of the authorized representative is required or proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (b) and
(c) of this Section 7.02.  Such determination shall be made:

	  (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

	  (2) if such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so direct, by independent legal counsel in a written opinion, or

	  (3)  by the shareholders.

	(f) Advancing Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of an employee to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as required in this Section 7.02 or as authorized by law and may be paid by the corporation in advance on behalf of any other authorized representative when authorized by the board of directors upon receipt of a similar undertaking.

	(g) Non-Exclusivity; Nature and Extent of Rights. Each person who shall act as an authorized representative of the corporation and who is not entitled to the benefits of Section 7.01, shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Section 7.02.

	The indemnification provided by this Section 7.02 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                            ARTICLE VIII

                            Miscellaneous

	Section 8.01. Corporate Seal. The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.

	Section 8.02. Checks. All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the board of directors may from time to time designate.

	Section 8.03. Contracts. Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

	Section 8.04.  Interested Directors or Officers; Quorum.

	(a) General Rule. A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

	  (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

	  (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

	  (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

	(b) Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

	Section 8.05. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate.

	Section 8.06.  Corporate Records.

	(a) Required Records. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each.
The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

	(b) Right of Inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

	Section 8.07. Amendment of Bylaws. These bylaws may be amended or repealed, or new bylaws may be adopted, by the shareholders and by the board of directors of the corporation in the manner provided in Article X of the articles. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See Section 2.03(b) (relating to notice of action by shareholders on bylaws).